EXHIBIT 4.10

                         HEADS OF AGREEMENT BY AND AMONG
                            HILTON PETROLEUM LTD. AND
                            LOGISTIC RESOURCES LTD.,
                           DELTA RICH RESOURCES LTD.,
                             EQUITY WORLD RESOURCES,
                            WING HONG NG, TERRY WONG
                              AND ANTHONY C.Y. CHOW
                              DATED JUNE 24, 2002.

                                                                         HILTON
                                                                  Petroleum Ltd.
                                                                     Suite 1305
                                                       1090 West Georgia Street
                                                    Vancouver, British Columbia
                                                              Canada    V6E 3V7
                                                          Phone: (604) 685-9316
                                                            Fax: (604) 683-1585


June 24, 2002


Logistic Resources Ltd. ("Logistic")
Delta Rich Resources Ltd.
Equity World Resources

(collectively the "Targets")

and to

The Shareholders of the Targets, namely:

Mr. Wing Hong Ng
Mr. Terry Wong; and
Mr. Anthony C.Y. Chow

(collectively the "Shareholders")



Dear Sirs:

RE:      HEADS OF AGREEMENT

         This letter confirms our agreement to complete transactions whereby Hilton Petroleum Ltd. ("Purchaser") will acquire all of the outstanding shares ("Target Shares") of each of the Targets from the Shareholders. The terms for this transaction are as follows:

1.       Representations and Warranties of Purchaser

         Purchaser represents and warrants to Targets and the Shareholders that:

         (a) It has been duly continued under the laws of the Yukon Territory and is in good standing in respect of the filing of annual returns under such laws;

         (b) It is a reporting issuer in British Columbia and its common shares are listed for trading on the TSX Venture Exchange ("Exchange");

         (c) Its authorized capital consists of an unlimited number of common shares without par value of which 41,923,439 shares are currently issued and outstanding;

         (d) Its filings, as required with the British Columbia Securities Commission and the Exchange are up to date and disclose all material facts relating to the Company and its affairs; and

         (e) It is not party to any action, suit, claim or proceeding nor is there any outstanding order, writ, injunction or judgement issued against it.

2.       Representations and Warranties of Targets and Shareholders

         Each of Targets and Shareholders represent and warrant to Purchaser that:

         (a) Each of Targets has been duly incorporated under the laws of the British Virgin Islands and is in good standing in respect of the filing of annual returns under such laws;

         (b) Each of Targets is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation;

         (c) The execution and delivery of this Agreement has been duly and validly authorized by all necessary actions on the part of each of the Targets enforceable against each of the Targets in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability related to or affecting creditors' rights and to the availability of equitable remedies;

         (d) Except as otherwise provided in this agreement, no authorization, approval, order, licence, permit, consent, certificate or registration of any governmental authority, court, or arbitrator, and no registration, declaration or filing by any of the Targets with any governmental authority, court or arbitrator, is required in order for the Targets to complete the transactions contemplated hereby;

         (e) None of the Targets is a party to any action, suit, claim or proceeding and there is no outstanding order, writ, injunction or judgement issued against it; and

         (f) Targets are the registered and beneficial owners of the property rights described in Schedule "A" hereto (the "Properties") and all such rights are in good standing and free and clear of all liens, charges and encumbrances.

3.       Representations and Warranties of Shareholders

         Each  of  the  Shareholders   separately  represents  and  warrants  to
Purchaser that:

         (a) Shareholders are the beneficial owners of all the Target Shares and have or will at the time of Closing have good and sufficient right and authority to sell the Target Shares and to transfer legal and beneficial title and ownership of the Target Shares to Purchaser;

         (b) At the time of Closing, his Target Shares will be free and clear of all liens, charges and encumbrances; and

         (c) There are no agreements, options, rights or privileges being or capable of becoming an agreement for the purchase of his respective Target Shares, except for a pre-existing right which exists for the sale of the shares of equity. Within the next ten days this pre-existing right will be exercised and if not exercised the shares of equity will be sold to Purchaser.

4.       Purchase and Sale

         Based upon the foregoing representations and warranties and subject to the terms herein, Purchaser agrees to purchase the Target Shares from the Shareholders and the Shareholders agree to sell the Target Shares to Purchaser in consideration of:

         (a)      For the Shares of Logistic and Delta:

                  (i) Cdn.$1,542,500 payable as follows: on signing this Agreement Cdn. $62,000; upon receipt of acceptable title opinions on the properties Cdn. $93,000; on Closing Cdn. $1,077,500; and the balance of Cdn. $310,000 payable on completion by Purchaser of a financing raising in excess of US $1.2 million;

                  (ii) 4,000,000 common shares in the capital of Purchaser payable at closing;

                  (iii) a 7.5% net profits interest in any profits generated from the Properties by the subsidiary of the Purchaser to be formed for the purposes of acquiring and holding the Properties, payable when such profits are earned; and

                  (iv) if the Properties are determined to contain reserves of greater than 5 million ounces of gold or gold equivalent as determined by an independent engineering report showing an internal rate of return from the properties of greater than 30%, 500,000 common shares for each 500,000 ounces over 5 million ounces (pro rated for fractions of 500,000 ounces), such shares to be payable upon establishment of such reserves.

         (b)      For the Shares of Equity:

                  (i)      Cdn.$1,542,500  payable as follows:  upon  receipt by
                           Purchaser of written confirmation with respect to expiration of pre-existing purchase rights Cdn. $62,000; upon receipt by Purchaser of acceptable title opinions on the properties Cdn. $93,000; on Closing Cdn. $1,077,500; and the balance of Cdn. $310,000 payable on completion by Purchaser of a financing raising in excess of US $1.2 million;

                  (ii) 4,000,000 common shares in the capital of Purchaser payable at closing;

                  (iii) a 7.5% net profits interest in any profits generated from the Properties by the subsidiary of the Purchaser to be formed for the purposes of acquiring and holding the Properties, payable when such profits are earned; and

                  (iv) if the Properties are determined to contain reserves of greater than 5 million ounces of gold or gold equivalent as determined by an independent engineering report showing an internal rate of return from the properties of greater than 30%, 500,000 common shares for each 500,000 ounces over 5 million ounces (pro rated for fractions of 500,000 ounces), such shares to be payable upon establishment of such reserves.

         Shareholders agree that, for twelve months from Closing, where feasible any additional opportunities to acquire resource properties (mining and oil and gas) in Asia which are presented to them or made available to them, shall be presented to the Purchaser. The Purchaser can then determine to pursue the acquisition or pass, in which case the Shareholders will be free to pursue the opportunity. Purchaser mayfarm-out all or any portion of the Properties to other companies and where feasible, Purchaser will offer the Shareholders the right to participate in the such other companies, as equal partners with the Purchaser.

5.       Closing

         The closing of the transactions contemplated hereby (the "Closing") will take place at 10 a.m. (Vancouver time) on the 2nd business day following receipt of all required regulatory approvals at the offices of Purchaser, or at such other time and place as the parties hereto may agree.

6.       Covenants of Purchaser

         Between now and Closing, Purchaser will:

         (a) Provide full access during normal business hours to its books and records to the Shareholders for the purposes of conducting due diligence;

         (b) Maintain any information acquired from Target or the Shareholders and this agreement and the transactions to which it relates as confidential and not disclose the details of such transactions to any third party except as required by law or to obtain all necessary approvals;

         (c) Forthwith apply for all approvals required to complete the transactions contemplated hereby, including Exchange approval; and

         (d) Do everything else reasonably required to give effect to this agreement.

         After Closing Purchaser will:

         (e) Use reasonable commercial efforts to develop the Properties through its own exploration efforts or through farming out; and

         (f) Within 60 days of Closing provide or arrange for funding of US $400,000 to Targets for work and other costs.

7.       Covenants of Shareholders and Targets

         Between now and Closing, Shareholders and Targets will:

         (a) Provide full access during normal business hours to the books and records of Targets to Purchaser for the purposes of conducting due diligence;

         (b) Maintain any information acquired from Purchaser and this agreement and the transactions to which it relates as confidential and not disclose the details of such transactions to any third party except as required by law or to obtain all necessary approvals;

         (c) Not enter into any new transactions whatsoever including, without limitation, any new financings or new commitments or make any expenditures outside of its ordinary day to day ongoing business, without the prior approval of Purchaser;

         (d)      Provide   all   necessary   capital  to  Targets  to  maintain
                  operations; and

         (e) Do everything else reasonably required to give effect to this agreement.

8.       Conditions for the Benefit of Purchaser

         The obligation of Purchaser to complete the transactions contemplated hereby is subject to the following conditions which are for the exclusive benefit of Purchaser and may be waived by Purchaser at any time:

         (a) Approval by the Exchange to the transactions contemplated hereby;

         (b) Completion of a diligence review of the business and affairs of Targets with results satisfactory to Purchaser, such review to be completed not later than June 30, 2002;

         (c)      The   representations   and  warranties  of  Targets  and  the
                  Shareholders in sections 2 and 3 being true as at the Closing;

         (d) Completion of a financing to raise net proceeds of at least Cdn.$2 million will be done in conjunction with the Closing of this acquisition; and

         (e) Target and the Shareholders not being in default of any material term of this agreement as at the Closing.

9.       Conditions of Benefit of Targets and Shareholders

         The obligations of Targets and Shareholders to complete the transactions contemplated hereby are subject to the following conditions which are for the exclusive benefit of Targets and the Shareholders and may be waived by Targets and Shareholders at any time:

         (a) Completion of a due diligence review of the business and affairs of Purchaser with results satisfactory to Targets and Shareholders, such review to be completed not later than June 30, 2002;

         (b) The representations and warranties of Purchaser in section 1 being true as at the Closing; and

         (c) Purchaser not being in default of any material terms of this agreement as at the Closing Date.

10.      Closing Deliveries

         At Closing:

         (a) Purchaser will deliver to Targets or the Shareholders, as applicable:

                  (i) Evidence of all necessary approvals to this agreement and the transactions contemplated hereby;

                  (ii) Cheque for Cdn.$2 million payable to the Shareholders or as directed by them;

                  (iii) Certificates representing 5 million common shares of the Purchaser issued to the Shareholders in the proper denominations;

                  (iv) Evidence of the royalty interest referred to in paragraph 4(c); and

                  (v) Such other documents as may be reasonably requested by Targets and the Shareholders; and

         (b)      Targets or the Shareholders will deliver to Purchaser:

                  (i) Certificates representing the Target Shares duly endorsed for transfer or accompanied by instruments of transfer;

                  (ii) Certified copies of resolutions of the directors of each of the Targets approving the transfer of the Target Shares to Purchaser and issuing a new share certificate in the name of Purchaser;

                  (iii) New share certificates registered in the name of Purchaser representing all of the outstanding Target Shares; and

                  (iv) Such other documents as may be reasonably requested by the Purchaser.

         At Closing, Shareholders will also be entitled to appoint two nominees to Purchaser's board of directors.

11. Purchaser, Shareholders and Targets will each pay their own costs in respect of the transactions contemplated hereby.

12. Targets and the Shareholders may give Purchaser notice in writing under this letter of intent by telecopying such notice addressed to Purchaser as follows:

                  Hilton Petroleum Ltd.
                  Attention:        Mr. Nick DeMare
                  Facsimile No.     604 683-1585

         Purchaser may give Targets or the Shareholders notice in writing under this letter of intent by telecopying such notice addressed to Targets and Shareholders as follows:

                  Mr. Wing Hong Ng                Facsimile No. 852 2521 8998
                  Mr. Terry Wong                  Facsimile No. 604 484 8287
                  Mr. Anthony C.Y. Chow           Facsimile No. 604 816 1098

13. Any notice delivered in accordance with section 12 or 13 will be deemed to have been given and received on the day it was telecopied. Any party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address therein specified will be deemed to be the address of such party for the purpose of giving notice hereunder.

14. Each party will at any time and from time to time, upon the reasonable request of the other party, execute and deliver such further documents and do such further acts and things as the other party may reasonably request in order to evidence, carry out and give full effect to the terms, conditions, interest and meaning of this agreement.

15. Purchaser intends to form a wholly owned subsidiary to acquire and hold the Target Shares and Targets and Shareholders hereby consent to Purchaser doing so.

         Please confirm your agreement to the above terms by signing below whereupon this will become a legal and binding agreement. Forthwith after execution of this agreement, the parties will use their best efforts to complete a formal agreement incorporating the terms of this agreement and such other provisions as are customary in a transaction of this nature, as soon as possible after execution of this agreement.

Yours truly,

HILTON PETROLEUM LTD.

Per:     "Nick DeMare"
         --------------------
         Authorized Signatory


ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN.


TARGETS                                                  SHAREHOLDERS

LOGISTIC RESOURCES LTD.                         SIGNED SEALED AND DELIVERED BY:

Per:     /s/ Anthony Chow                       /s/ Wing Hong Ng
         ---------------------                  --------------------------------
         Authorized Signatory


DELTA RICH RESOURCES LTD.                       SIGNED SEALED AND DELIVERED BY:

Per:     /s/ Anthony Chow                       /s/ Anthony C.Y. Chow
         ---------------------                  --------------------------------
         Authorized Signatory
                                                SIGNED SEALED AND DELIVERED BY:

EQUITY WORLD RESOURCES                          /s/ Terry Wong
                                                --------------------------------
Per:     /s/ Anthony Chow
         ---------------------
         Authorized Signatory

                                  SCHEDULE "A"

                            DESCRIPTION OF PROPERTIES




LOGISTIC RESOURCES LTD.

Inner Mongolian Properties

   Co-ordinates          107(degree)40' 00"            107(degree)47' 00"
                          42(degree)08' 00"             42(degree)12' 00"
                         107(degree)19' 00"            107(degree)27' 00"
                          42(degree)20' 00"             42(degree)24' 45"


DELTA RICH RESOURCES LTD.

Mongolian Properties
   Co-ordinates           97(degree)00' 00"             44(degree)46' 00"           96(degree)00' 00"             44(degree)48' 50"
                          97(degree)15' 00"             44(degree)46' 00"           96(degree)05' 55"             44(degree)48' 50"
                          97(degree)15' 00"             44(degree)40' 00"           96(degree)05' 55"             44(degree)47' 10"
                          97(degree)00' 00"             44(degree)40' 00"           96(degree)08' 10"             44(degree)47' 10"
                          96(degree)30' 00"             44(degree)44' 00"           96(degree)08' 10"             44(degree)47' 50"
                          97(degree)00' 00"             44(degree)44' 00"           96(degree)08' 10"             44(degree)48' 50"
                          97(degree)00' 00"             44(degree)40' 00"           96(degree)12' 30"             44(degree)48' 50"
                          97(degree)30' 00"             44(degree)40' 00"           96(degree)12' 30"             44(degree)46' 50"
                                                                                    96(degree)13' 40"             44(degree)46' 40"
                                                                                    96(degree)13' 40"             44(degree)42' 00"
                                                                                    96(degree)00' 00"             44(degree)42' 00"


EQUITY WORLD RESOURCES

Mongolian Properties
   Co-ordinates          107(degree)20' 00"            42(degree)50' 00"           105(degree)45' 00"             48(degree)26' 40"
                         105(degree)00' 00"            42(degree)00' 00"           106(degree)09' 50"             48(degree)40' 20"
                         108(degree)00' 00"            42(degree)00' 00"           106(degree)29' 09"             48(degree)34' 28"
                         104(degree)18' 20"            42(degree)04' 00"           105(degree)55' 09"             48(degree)34' 28"
                         104(degree)28' 22"            42(degree)07' 10"
                         105(degree)55' 40"            42(degree)42' 00"
                         105(degree)55' 40"            42(degree)35' 08"
                         105(degree)45' 00"            42(degree)47' 00"
